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                                                                       EX-10.(A)

                            OXIS INTERNATIONAL, INC.







                              ADMISSION TO LISTING

                              ON THE NOUVEAU MARCHE





                             UNDERWRITING AGREEMENT
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                             UNDERWRITING AGREEMENT



BETWEEN:
-------

OXIS INTERNATIONAL, INC.                                        ("the Company")
represented by Mr. Ray R. Rogers
                                                                on the one hand
                                                                ---------------

AND
---

CREDIT LYONNAIS                        ("Credit Lyonnais" or "the Underwriter")
represented by Mr. Pierre Walter

                                                              on the other hand
                                                              -----------------



                 (THE COMPANY AND CREDIT LYONNAIS ARE HEREAFTER
                      DESIGNATED COLLECTIVELY "THE PARTIES"
                           AND INDIVIDUALLY A "PARTY")

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WHEREAS:


 1. The Company and Credit Lyonnais concluded on 15 October 1996 a contract (the "Management Agreement") whereby the former has instructed the latter to prepare, syndicate and complete the admission to listing of its common stock on the Nouveau Marche of the Paris Bourse (hereafter the "Admission").

 2. The Company and Credit Lyonnais have jointly filed an application for such Admission to listing of the shares of the Company with Societe du Nouveau Marche.

 3. In accordance with the Company's Certificate of Incorporation, the authorized share capital of the Company consists, as at the date of signature of this Agreement, of 40 million shares of common stock with a par value of USD
0.50 and of 15 million shares of preferred stock with a par value of USD 0.01.

    The capital issued and outstanding as at March 10, 1997 consists of 14,439,992 shares of common stock with a par value of USD 0.50 and 642,583 shares of Series B Preferred Stock, 1,262,543 shares of Series C Preferred Stock, 1,550 shares of Series D Preferred Stock, and 2,220 shares of Series E Preferred Stock.

    In accordance with resolutions passed by the Board of Directors on January 22, 1997 and May 2, 1997, the issuance and sale of up to an aggregate of 11,500,000 shares of common stock of the Company with a par value of USD 0.50 to be subscribed for in cash with no preferential subscription rights for shareholders, was approved by the Company. For purposes of this Agreement, 9,000,000 of such shares are referred to as the "New Shares" and up to 1,350,000 of such shares are referred to as the "Additional Shares" (as further defined below) and collectively, the New Shares and Additional Shares are referred to as the "Shares".

4. The Admission will be effected by selling and issuing to the public, outside the United States of America, the New Shares and Additional Shares of the Company as approved by the Company's Board of Directors.

    After issue, the Shares and the old shares of the Company's common stock will carry the same rights, in accordance with the provisions of the Company's Certificate of Incorporation.

    The Shares, entirely fungible (except for the limitations set forth in Article 4, hereof), will be listed on the same line in the Nouveau Marche listing.

5. The Underwriter and the Company previously agreed to negotiate and establish in good faith the price of the Shares to be sold in the Placement (the "Placement Price") by the close of business in Paris on May 12, 1997. The definitive Placement Price has now been established and is agreed to be FF 4.60 (Four French Francs and Sixty Centimes).

6. The purpose of this Agreement is to define the terms and conditions of the Placement. Except as provided in Article 6 below, this Agreement supersedes and replaces all prior agreements with respect to the subject matter hereof.

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WHEREBY THE FOLLOWING HAS BEEN AGREED


Article 1 - Management
----------------------
         Credit Lyonnais will manage the Placement and carry out the related administrative tasks, including without limitation, the determination of allocations to participants in the syndicate.


Article 2 - Sale of securities
------------------------------
         In furtherance of the aforementioned Placement, the Company hereby agrees to sell and issue to the Underwriter the New Shares and the Additional Shares at the Placement Price, as provided herein.


Article 3 - Underwriting and placing the New Shares
---------------------------------------------------
         The Underwriter hereby agrees with the Company that it will cause 9,000,000 New Shares to be subscribed for or, failing this, will itself subscribe for any such New Shares not subscribed for during the Placement at the Placement Price.


Article 4 - Placing restrictions.
--------------------------------
         The Shares thus proposed for Placement hereunder have not been registered under the terms of the US Securities Act of 1933 (as amended, the "Securities Act"), and may not be offered, sold or delivered either directly or indirectly in the United States of America or to any US person (as defined in Regulation S promulgated in connection with the Securities Act), unless the said Shares have been registered under the Securities Act, or unless an exemption from the registration requirements of the Securities Act is applicable. The Underwriter will ensure that all offering materials and documents (including any advertisements) used by them in connection with the Placement will contain the statement set forth in the immediately preceding sentence.

         Furthermore, the Underwriter will not offer or sell the Shares for a period of 40 days running from the date of closure of the Placement in the United States or to a US person.

         The Underwriter agrees that the Shares to be offered and sold in the proposed Placement will not be offered to any person in the United States of America, and at the time any buy order for the shares is originated, the buyer will be outside the United States of America, or the Underwriter will reasonably believe that such buyer is outside the United States of America. In addition, the Underwriter agrees that all offers and sales of the Shares during the 40-day period following the date of the closing of the Placement shall be made in accordance with the provisions of Rule 903 or 904 of Regulation S; pursuant to registration of the Shares under the Securities Act; or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with the Placement, the Underwriter agrees not to engage in "directed selling efforts: as such term is defined in Regulation S. The Underwriter also agrees that with respect to

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sale of shares during such 40-day period to distributors (as defined in
Regulation S), dealers as defined by Section 2(12) of the Securities Act) or a person receiving a selling concession, fee or other remuneration in respect of the Shares sold, they will send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restriction on offers and sales that apply to the Underwriter as set forth in this Article 4.

         The Underwriter agrees to ensure that any intermediary or distributor (as defined in Regulation S) it may involve in the Placement complies with all of the foregoing commitments set forth in this Article 4 and will obtain such commitments in writing from all such intermediaries or distributors.


Article 5 - Green shoe clause
-----------------------------
         During the period between the date of this Agreement and thirty (30) calendar days after the first date of trading in the Company's Shares on the Nouveau Marche (hereafter the "Listing"), Credit Lyonnais will have the option to make an over-allotment as part of the Placement procedure.

         To enable Credit Lyonnais to cover any such over-allotments, the Company agrees to carry out an additional issue of new shares of common stock in order to make available to Credit Lyonnais, at the latter's express request and as a supplement, 1,350,000 new shares of the common stock of the Company (the "Additional Shares").

         Credit Lyonnais may take up this option by giving notice in writing to the Company within a maximum period of thirty (30) calendar days after the Listing, in which case the Additional Shares will be purchased pursuant to the same terms and conditions as the New Shares.


Article 6 - Fees and commissions
--------------------------------
         In consideration for the services provided by the Underwriter in connection with the Underwriting and Placement of the Shares, the Company will pay the Underwriter:

         - a placement commission of 2.5% (before tax) of the proceeds obtained by multiplying the Placement Price by the number of the Shares, including any Additional Shares (the "Gross Issue Proceeds"); and

         - an underwriting fee of 2.5% (before tax) of the Gross Issue Proceeds.

         The provisions contained in this Article 6 supersede all prior agreements and understandings (and in particular Article 3.2 of the Management Agreement) of the Parties with respect to the subject matter hereof, except that
(a) in consideration of the interventions by Credit Lyonnais regarding the introduction, the Company shall also pay Credit Lyonnais a fee equal to 2% of the Gross Issue Proceeds (less FF 250,000 which has previously been paid by the Company to Credit Lyonnais) as provided in Article 3.1 of the Management Agreement, and (b) the

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Company shall continue to be liable for and shall pay the
other fees and costs contemplated by Article 3.3 of the Management Agreement.

         The fees and commissions payable to the Underwriter as provided in this
Article 6 represent the gross payment to be made by the Company, inclusive of Value Added Tax payable in France, if any.


Article 7 - Payment of the proceeds of subscription of the Shares
-----------------------------------------------------------------
         Payment for the Shares subscribed will be made to the Company, or in its name, by transfer to such account on behalf of the Company as the Company shall notify to Credit Lyonnais prior to the date of payment. Such payment will be made in exchange for a certificate of the delivery of the shares subscribed for the benefit of French American Banking Corporation, the New York correspondent of the SICOVAM, by the organization responsible for managing the Company's shares.

         The funds will be paid by Credit Lyonnais at the latest three (3) business days after the end of the Placement period (the Placement period shall end on May 14, 1997), and, if Credit Lyonnais has invoked the green shoe clause in full or in part, three (3) business days after notification of the exercise of this option.

         The commissions referred to in Article 6 above will be deducted from the payment(s) made by Credit Lyonnais.


Article 8 - Commitment of the Company
-------------------------------------
         The Company agrees that, for a period of twelve (12) months from this day (the "Blocking Period"), it will not without the prior written agreement of Credit Lyonnais carry out or decide to carry out an issue, offer or sale, whether direct or indirect, of shares or any other securities giving access to the capital of the Company, other than the New Shares and Additional Shares, provided, however, such written agreement will not be required with respect to shares offered or issued in connection with the following transactions: conversion of issued and outstanding shares of preferred stock, mergers, acquisitions, strategic alliances, licensing arrangements, stock options, co-development agreements and similar transactions.

         The Company undertakes to ensure that no company which is or will be affiliated to it may issue securities that make it possible to obtain, directly or indirectly, the shares of the common stock of the Company by redemption, exchange or in any other way so that the purposes of the immediately preceding paragraph are defeated.

Article 9 - Other Commitments of Credit Lyonnais
------------------------------------------------
         Credit Lyonnais agrees to abide by all applicable laws and regulations in conducting the Placement in France and in any other jurisdiction in which it places the Shares.

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Article 10 - Term
-----------------
         This Agreement will come into force on this day, and will terminate at the end of the Blocking Period defined in Article 8 above.

         Notwithstanding the above provision, Credit Lyonnais may, after consulting the Company, terminate this Agreement with respect to its continuing obligations hereunder by registered letter with return receipt (demande d'avis de reception) prior to the Listing, if any of the following events occur, and are so significant that they would render impossible or seriously and adversely compromise the Listing or the delivery of the Shares:

        (a) a political, economic or financial event (including an act of war) in France or abroad,

        (b) an event affecting the situation (whether financial or otherwise) of the Company, as such situation is described in the information documents on which the Commission des Operations de Bourse (COB) issued its visa,

        (c) a change in exchange rates or foreign exchange controls, or a modification affecting the tax regime applicable to the Company, to the shares of the Company, to the transfer of these shares, or to Credit Lyonnais,

        (d) an event that has a materially adverse impact on the equity market of the Paris Bourse, the New York Stock Exchange or Nasdaq.

         In the event of such termination, the Parties will be released from all obligations arising from this Agreement, and no indemnity will be due from the Parties.

         Notwithstanding the foregoing, the Company will however be required to reimburse Credit Lyonnais all cost and expenses incurred by the latter in pursuit of the operations covered by this Agreement, and all costs and expenses contemplated by Article 3.3 of the Management Agreement.


Article 11 - Regulatory condition
---------------------------------
         If the Listing does not take place on or before 30 June 1997, this Agreement will be terminated ipso jure without any Party being able to claim any indemnity, provided that the failure to obtain the Listing or consummate the Placement is not due to a Party's breach of the terms of this Agreement.

         The Company will however be required to reimburse Credit Lyonnais all costs and expenses incurred by the latter in pursuit of the operations by this Agreement, and all costs and expenses contemplated by Article 3.3 of the Management Agreement.

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Article 12 - Confidentiality
----------------------------
         The Parties agree that this Agreement and the information it contains are strictly confidential, and that, unless required by law (including, without limitation, the Securities Act) or executive rules or for judicial or administrative purposes, the terms of this Agreement and this information must not be disclosed in any manner to third parties without the consent of the Parties.


Article 13 - Notifications
--------------------------
         Any notice or other communication required or permitted to be given hereunder shall not be valid unless delivered in person, transmitted by telecopy or similar means of recorded electronic communication or sent by international courier service or by registered mail, charges prepaid, addressed as follows:

         (i)      if to the Company

                  Oxis International, Inc.
                  6040 N. Cutter Circle, Suite 317
                  Portland, OR 97217-3935
                  USA

                  Tel:     00 1 503 283 3911
                  Fax:     00 1 503 283 4058

         (ii)     if to Credit Lyonnais

                  Credit Lyonnais
                  Direction des Marches d' Actions (DMA)
                  81 rue de Richelieu
                  75002 Paris
                  France

                  Tel:     01 42 95 70 00
                  Fax:     01 42 95 13 43

         Any such notice or other communication shall be deemed to have been given and received on the day on which such notice is actually received by the addressee.

         Any Party may at any time change its address for service from time to time by giving notice to the other Party in accordance with this Article 13.

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Article 14 - Applicable law and jurisdiction
--------------------------------------------
         This Agreement will be governed by and interpreted in accordance with French law.

         Any dispute arising from this Agreement, its results or consequences will be submitted to the Tribunal de Commerce de Paris (Paris Commercial Court).



                                      Signed May    , 1997
                                                 ---
                                      in the same number of copies as Parties


OXIS INTERNATIONAL, INC.            CREDIT LYONNAIS




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